UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): March 1, 2011
Pride International, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-13289 (Commission File Number) Identification No.)	76-0069030 (I.R.S. Employer

5847 San Felipe, Suite 3300
Houston, Texas (Address of principal executive offices)	77057 (Zip Code)
Registrant’s telephone number, including area code: (713) 789-1400
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement
     On March 1, 2011, Pride International, Inc. (“Pride”) entered into an Amendment (the “Amendment”) to the Agreement and Plan of Merger (the “Merger Agreement”), dated February 6, 2011, among Pride, Ensco plc (“Ensco”), ENSCO International Incorporated, an indirect, wholly-owned subsidiary of Ensco, and ENSCO Ventures LLC, an indirect, wholly-owned subsidiary of Ensco.
     The Amendment revised the certification, exchange and settlement procedures under the Merger Agreement. Under the terms of the Merger Agreement, as amended, shares of Pride common stock held by persons who are unable or fail to timely certify that they are not U.K. residents or, if so, are “qualified investors” within the meaning of Section 86(7) of the U.K. Financial Services and Markets Act 2000 will not receive Ensco American depositary shares (“Ensco ADSs”) (each whole ADS representing one Ensco Class A ordinary share) as part of the merger consideration but will instead be converted into the right to receive for each share of Pride common stock an amount of cash equal to the $15.60 cash component of the merger consideration plus an additional amount equal to the net proceeds of the sale by the exchange agent, Citibank, N.A., of 0.4778 Ensco ADSs. These Pride shares are referred to as cash-only shares. As soon as reasonably practicable after the effective time of the merger, but in any event not later than the second business day after the merger, the exchange agent will send to each record holder of shares of Pride common stock a letter of transmittal, which will include the form of such certification. The exchange agent will also arrange for a comparable certification process using the “agent’s message” system to be established in respect of the book entry Pride shares held in the facilities of The Depository Trust Company. To be considered timely, such certifications must be delivered to the exchange agent no later than ten business days after the exchange agent provides notice and means after the closing date of the merger to deliver such certifications through the facilities of the Depository Trust Company in the case of book entry Pride shares and six months after the closing date of the merger in the case of certificated Pride shares. With respect to book entry Pride shares, if the exchange agent receives certifications for less than 90% of the book entry Pride shares by the end of the initial 10 business day period, Ensco will extend the certification period by up to two additional 10 business day periods.
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Additional Information
     In connection with the proposed transaction, Ensco has filed a registration statement including a preliminary joint proxy statement/prospectus of Ensco and Pride with the SEC. INVESTORS AND SECURITY HOLDERS OF ENSCO AND PRIDE ARE ADVISED TO CAREFULLY READ THE REGISTRATION STATEMENT AND JOINT PROXY STATEMENT/PROSPECTUS (INCLUDING ALL AMENDMENTS AND SUPPLEMENTS TO IT) BECAUSE IT CONTAINS IMPORTANT INFORMATION ABOUT THE TRANSACTION, THE PARTIES TO THE TRANSACTION AND THE RISKS ASSOCIATED WITH THE TRANSACTION. A definitive joint proxy statement/prospectus will be sent to security holders of Ensco and Pride seeking their approval of the proposed transaction. Investors and security holders may obtain a free copy of the definitive joint proxy statement/prospectus (when available) and other relevant documents filed by Ensco and Pride with the SEC from the SEC’s website at www.sec.gov. Security holders and other interested parties may also obtain, without charge, a copy of the definitive joint proxy statement/prospectus (when available) and other relevant documents by directing a request by mail or telephone to either Investor Relations, Ensco plc, 500 N. Akard, Suite 4300, Dallas, Texas 75201, telephone 214-397-3015, or Investor Relations, Pride International, Inc., 5847 San Felipe, Suite 3300, Houston, Texas 77057, telephone 713-789-1400. Copies of the documents filed by Ensco with the SEC are available free of charge on Ensco’s website at www.enscoplc.com under the tab “Investors.” Copies of the documents filed by Pride with the SEC are available free of charge on Pride’s website at www.prideinternational.com under the tab “Investor Relations”. Security holders may also read and copy any reports, statements and other information filed with the SEC at the SEC public reference room at 100 F Street N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at (800) 732-0330 or visit the SEC’s website for further information on its public reference room.
     Ensco and Pride and their respective directors, executive officers and certain other members of management may be deemed to be participants in the solicitation of proxies from their respective security holders with respect to the transaction. Information about these persons is set forth in Ensco’s proxy statement relating to its 2010 General Meeting of Shareholders and Pride’s proxy statement relating to its 2010 Annual Meeting of Stockholders, as filed with the SEC on April 5, 2010 and April 1, 2010, respectively, and subsequent statements of changes in beneficial ownership on file with the SEC. Security holders and investors may obtain additional information regarding the interests of such persons, which may be different than those of the respective companies’ security holders generally, by reading the registration statement, the definitive joint proxy statement/prospectus (when available) and other relevant documents regarding the transaction filed by Ensco and Pride with the SEC.

Item 9.01	Financial Statements and Exhibits

No.	Description
2.1
Amendment to Agreement and Plan of Merger, dated March 1, 2011, by and among Pride, Ensco, ENSCO International Incorporated and ENSCO Ventures LLC (incorporated by reference to Exhibit 2.2 to the Registration Statement of Ensco plc on Form S-4 filed with the SEC on March 3, 2011, File No. 333-172587).

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRIDE INTERNATIONAL, INC.
By:	/s/ Brady K. Long
Brady K. Long
Vice President--General Counsel & Secretary
Date: March 4, 2011

EXHIBIT INDEX

No.	Description
2.1
Amendment to Agreement and Plan of Merger, dated March 1, 2011, by and among Pride, Ensco, ENSCO International Incorporated and ENSCO Ventures LLC (incorporated by reference to Exhibit 2.2 to the Registration Statement of Ensco plc on Form S-4 filed with the SEC on March 3, 2011, File No. 333-172587).

5